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                                                                   Exhibit 24(d)

                 [LETTERHEAD OF BROWN BROTHERS HARRIMAN & CO.]


                                        May 8, 1995


Private and Confidential
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Stockholders and Board of Directors
The Putnam Trust Company of Greenwich

Ladies and Gentleman:

        We understand that the Bank of New York is preparing to file a form S-4 with the Securities and Exchange Commission relating to its pending acquisition of The Putnam Trust Company of Greenwich. We hereby consent that a copy of a Fairness Opinion issued by Brown Brothers Harriman & Co. dated March 24, 1995 be included in the S-4 filing.

                                        Sincerely,

                                        /s/ Brown Brothers Harriman & Co.